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                                  EXHIBIT 10 (c)
                              THIRD AMENDMENT TO LEASE

     THIS THIRD AMENDMENT TO LEASE is made and entered into as of the 18th day of January, 1996, between UNITED INSURANCE COMPANY OF AMERICA, as "Landlord", and QUIXOTE CORPORATION, as "Tenant".

     WHEREAS, Landlord and Tenant previously entered into a Lease (the "Lease"), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, the premises commonly known as Suite 3000 on the 30th floor of the One East Wacker Drive Building, Chicago, Illinois, on the terms and conditions therein set forth.

     WHEREAS, Landlord and Tenant thereafter entered into an amendment to the Lease (the "First Lease Amendment");, pursuant to which Suite 2320, located on the 23rd floor of the One East Wacker Drive Building, Chicago, Illinois, was added to the Premises under the Lease, on the terms and conditions set forth in the First Lease Amendment.

     WHEREAS, thereafter entered into a second amendment to the Lease (the "Second Lease Amendment"), pursuant to which Suite 2320 was deleted from the Premises under the Lease, on the terms and conditions set forth in the Second Lease Amendment.

     WHEREAS, Tenant has expressed its desire to add additional space to the Premises under the Lease, and Landlord and Tenant have reached an agreement with respect thereto.

     NOW, THEREFORE, in consideration of the reciprocal agreements herein contained, and other good and valuable consideration, the adequacy and receipt whereof hereby is acknowledged, the parties hereto agree as follows:
     1. the above recitals are incorporated in and made an express part of this Third Amendment to Lease.
     2. As of February 1, 1996, certain space located on the 29th floor of the One East Wacker Drive Building, Chicago, Illinois, known as Suite 2900 and shown on Exhibit A-2 attached hereto and made a part hereof (the "Expansion Space") shall be added to the Premises under the Lease.
     3. Effective February 1, 1996, the Base Rent that is payable by Tenant under the Lease shall be increased by the following amounts for the following periods:

          DATE                    ANNUAL RENT                    MONTHLY RENT
          ----                    -----------                    ------------
     2/1/96 - 1/31/97             $11,157.72                     $  929.81
     2/1/97 - 1/31/98             $11,380.87                     $  948.41
     2/1/98 - 1/31/99             $11,608.49                     $  967.38
     2/1/99 - 1/31/00             $11,840.66                     $  986.72
     2/1/00 - 1/31/01             $12,077.47                     $1,006.46
     2/1/01 - 1/31/02             $12,319.02                     $1,026.59
     2/1/02 - 1/31/03             $12,565.40                     $1,047.12
     2/1/03 - 1/31/04             $12,816.71                     $1,068.06
     2/1/04 - 2/28/04             $ 1,089.42                     $1.089.42

     If the Expansion Space is ready for occupancy hereunder and Tenant takes possession of the same prior to February 1, 1996, the Base Rent shall be increased for the period prior to February 1, 1996 by an amount equal to $929.81 divided by 31 multiplied by the number of remaining days in January of 1996 from and after the date that Tenant takes possession; and Tenant's Proportionate Share shall be increased as hereinafter provided as of the date that Tenant so takes possession.
     4. Effective February 1, 1996, Tenant's Proportionate Share of Additional Rent under the Lease shall be increased by 0.0042 (0.42%).

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     5.  As soon as reasonably possible hereafter, Landlord shall paint the
Expansion Space with building standard paint and shall carpet and pad the Expansion Space with building standard carpet and pad, in colors as shall be selected by Tenant from Landlord's available selections. In all other respects, Landlord is leasing to Tenant, and Tenant is leasing from Landlord, the Expansion Space in its existing condition, "as is"; and Landlord is making no promise, agreement, representation or warrant to Tenant with respect to the condition, repair, alteration or improvement of the Expansion Space.
     6. Subject to the rights, if any, of Sussman, Selig & Ross, Tenant shall have the "right of first refusal" to lease any other space on the 29th floor of the Building, as provided in this Paragraph 6. If Landlord obtains a letter of intent or a written lease executed by a prospective tenant for the leasing of any space on the 29th floor of the Building, Landlord shall give Tenant written notice thereof, together with a copy of the letter of intent or written lease (as the case may be). Tenant then shall have seven (7) business days in which to notify Landlord in writing that Tenant wishes to lease the subject space on all of the terms and conditions set forth in the letter of intent or written lease (as the case may be). If Tenant so notifies Landlord, Tenant shall be deemed to have exercised its right of first refusal to lease the subject space; and Landlord and Tenant shall enter into a written amendment to this Lease, adding the subject space to the Premises and incorporating all of the business terms and conditions set forth in the letter of intent or written lease (as the case may be), including but not limited to those concerning rent, security deposit, length of term, Tenant's proportionate share, construction of tenant improvements and other tenant concessions. Notwithstanding the foregoing, the length of the term for the leasing of the subject space shall be coterminous with the Term of this Lease if Tenant exercises its right to first refusal during the first thirty-six
(36) full calendar months hereafter. Such amendment shall be entered into between Landlord and Tenant within five (5) business days after Tenant exercises its right of first refusal as aforesaid or fails to execute a written lease amendment pursuant thereto as aforesaid, Tenant's right of first refusal shall be deemed to have lapsed with respect to the subject space; and Landlord will be free to enter into a written lease with the prospective tenant on substantially the same terms and conditions as are contained in the letter of intent or written lease that was tendered by the prospective tenant.
     7. Except as expressly stated herein, the Lease shall be and remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Third Amendment to Lease as of the date and year above first written.


LANDLORD:                                   TENANT:

United Insurance Company of America         Quixote Corporation

By:/s/ David F. Bengston                    By:/s/ Myron R. Shain
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Its: Vice President                         Its: Vice President
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